EXHIBIT 99.2

[Slide 1, page 25 of the “REG Investor and Analyst Day Presentation”]

Regency’s Strategy

[Slide 2, page 26 of the “REG Investor and Analyst Day Presentation”]

Current Operating Environment

•	Economy fragile, recovery gradual - assuming this is new reality
–	No return to peak anytime soon
–	Patient and steady + disciplined and astute opportunism wins the race
–	Impact of economy on leasing - tenant demand is mixed
–	Some tenants resuming modest or even robust expansion (REG’s recent high level of leasing activity)
–	Failures, closings and move-outs continue at high levels
–	Pressure on rents
•	Impact of capital markets
–	Currently substantial capital available
–	Risk in capital markets bubble: future inflation and higher interest rates or refreezing of markets
–	Significant capital chasing limited investment opportunities
–	Lenders and CMBS servicing agents “kicking can down the road”

[Slide 3, page 27 of the “REG Investor and Analyst Day Presentation”]

Key Strategic Goals

•	Generate total shareholder return in excess of FTSE Shopping Center Index
•	Build sustainable growth in recurring FFO/PS and NAV by > 5%
•	Continue to strengthen the balance sheet with long-term capital to take advantage of investment opportunities and endure potential future financial turmoil
•	Preserve and grow net operating income in the operating and development portfolios
–	Harvest embedded growth through increased occupancy to 95%
•	Opportunistically invest in compelling opportunities

[Slide 4, page 28 of the “REG Investor and Analyst Day Presentation”]

Key Initiatives and Action

•	Aggressively lease vacant space
–	Focus on better operators
–	Terms: modest TIs, no free rent, and shorter terms when appropriate

–	Target tenants in weaker centers to “upgrade” to a Regency center
•	Continue to enhance and implement PCI program
–	Differentiate through expertise at leasing side shop space
•	Proactively renew high percentage of existing tenants
•	Cost-effectively further differentiate appearance of centers
•	Identify compelling investment opportunities
–	Convert land held to developments or sales
–	Internal and external redevelopments
–	New developments with excellent visibility to 95% occupancy
–	Core acquisitions at reasonable price

[Slide 5, page 29 of the “REG Investor and Analyst Day Presentation”]

Key Initiatives and Action

•	Proactively and efficiently refinance maturing corporate debt and mortgage debt term maturities in co-investment partnerships
•	Work closely with banking group for early extension of bank facilities
•

Diligently monitor sources, uses and commitments of capital to ensure availability of bank line capacity and cash to comfortably fund financial commitments and investment opportunities and withstand and profit from future crises

•	Maintain high level of employee engagement

[Slide 6, pages 31 through 35 of the “REG Investor and Analyst Day Presentation”]

2010 Earnings Guidance

	2009E	2010E
Recurring FFO/Share	$2.59 - $2.64	$2.11 - $2.31
FFO/Share	$1.02 - $1.07	$2.12 - $2.34
Percent leased at period end	91.5% - 93.0%	90.0% - 92.5%
Same store NOI growth	(7.8)% - (6.8)%	(4.0)% - (1.0)%
Rental rate growth	(4.0)% - (2.0)%	(8.0)% - (2.0)%
Acquisitions - consolidated	$0	$50,000 - $100,000
JV Acquisitions - 3rd Party (gross $)	$17,884	$50,000 - $100,000
JV Acquisitions - REG contributions (gross $)	$133,900	$0
Dispositions - operating properties (REG pro rata)	$136,145	$25,000 - $75,000
Development starts	$13,970 - $30,500	$0 - $50,000
Development stabilizations - net costs	$95,451 - $111,000	$200,000 - $306,000
Development NOI	$30,000	$32,100 - $34,100
NOI yield on stabilizations (net development costs)	7.8% - 7.9%	8.0% - 8.4%
Capitalized interest on stabilizations	$1,585	$0 - $500
Net interest expense	$111,500	$120,000 - $121,000
Capitalized interest	$19,000	$6,000 - $7,000
Recurring net G&A	$46,000	$53,000 - $56,000
Recurring 3rd party fees and commissions	$27,500 - $29,500	$24,000 - $26,000
Transaction profits net of taxes, acquisition costs and dead deal costs	$20,000 - $21,000	$1,000 - $2,500

*$000s	except per share numbers

[Slide 7, page 36 of the “REG Investor and Analyst Day Presentation”]

2010 Guidance Reconciliation

2009 Recurring Range	$2.59	$2.64
NOI*
Same store NOI	(0.18)	(0.05)
Non same store NOI	(0.01)	(0.01)
2009 Acquisitions	0.01	0.01
2009 Dispositions	(0.11)	(0.11)
Development NOI	0.03	0.05
MCW II option exercise	0.15	0.16

NOI subtotal*	(0.11)	0.05
Recurring net G&A	(0.09)	(0.13)
Change in interest expense	(0.12)	(0.11)
Recurring fees	(0.06)	(0.03)

Before weighted average shares	$2.21	$2.42
Impact from change in weighted average shares	(0.10)	(0.11)

2010 Recurring FFO	$2.11	$2.31

*Wholly owned and Regency’s pro rata share of co-investment partnerships